Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Reports to Shareholders”, “Financial Highlights” in each Prospectus and “Independent Auditors” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 6, 2002 for Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Money Fund, Neuberger Berman Municipal Securities Fund and Neuberger Berman Institutional Cash Fund (the seven series comprising Neuberger Berman Income Funds) included in the October 31, 2002 Annual Reports to Shareholders of Neuberger Berman Income Funds.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 2003

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form N-1A for the Neuberger Berman High Income Bond Fund of our report dated February 25, 2002, relating to the financial highlights of Lipper High Income Bond Fund, which appear in such Registration Statement. We also consent to the use of our name beneath the financial highlights table.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 28, 2003